CONTACT:	FOR IMMEDIATE RELEASE
Stanley Wunderlich
Consulting For Strategic Growth 1, Ltd.
Telephone: (800) 625-2236 ext. 7770
e-Fax: (646) 205-7771
Email: info@cfsg1.com

Bark Group Inc. Announces Name Change to United Communications Partners Inc. and New Stock Symbol, “UCPA”, trading on the OTCQB

NEW YORK, March 24, 2011 – Bark Group Inc. (OTCQB: BKPG), an innovative integrated U.S. advertising and performance based marketing company with a multinational client base, announced today that it has changed its name to United Communications Partners Inc. (UCP), effective March 25, 2011. On this date, the Company will also begin trading on the OTCQB under the new stock symbol, UCPA.

“Our new name, United Communications Partners Inc., better reflects the long term mission of our Company, especially as we expand our international network of media and advertising houses,” stated company Chairman Lars Thomassen. “As a growing global communications company, UCP is expanding on the innovative principles of Bark Group Inc., integrating partners with multiple competencies and media to improve the fluid management of multi-media marketing campaigns throughout Europe and the US. By linking like-minded communications and creative businesses in key markets, we are leveraging local and international growth by offering best-in-class discipline-specific agencies in one global network.”

Mr. Thomassen concluded, “We are confident that the operational and creative freedom awarded individual businesses operating within UCP will ensure a consistent innovative and effective business yielding higher profits.”

The Company currently has offices in Scandinavia and Spain and expects to open an office in Eastern Europe shortly, intending to establish a presence in other Central and Eastern European countries, the Middle East and Asia by 2012 and later in the US.

UCP is listed on the OTCQB with the symbol UCPA. The OTCQB is a relatively new market (launched in April 2010) for OTC-traded companies that are fully compliant and current with SEC reporting regulations. In February 2011, most companies formerly listed on FINRA’s OTCBB migrated to the OTCQB, the middle tier of the OTC Markets Group reserved for fully reporting issuers, as large market-makers chose to avoid FINRA’s fees required for Bulletin Board security trades. For additional information please visit: www.ucpworld.com

For further information about the OTCQB please see:

http://www.otcmarkets.com/learn/otc-market-tiers

About United Communications Partners Inc.

United Communications Partners Inc. is a pioneering U.S. communications company aiming to create a network of multiplatform media and advertising houses by acquiring profitable and innovative media and advertising companies in order to rapidly expand its presence in the U.S. and Europe. Through its growing network of companies, UCP is adding more competencies and media under one roof, expanding its customer and revenue base and ultimately winning significantly larger international clients.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may,” "future,” "plan" or "planned," "will" or "should,” "expected," "anticipates,” "draft,” "eventually" or "projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.